EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement No. 333-188010 on Form S-8, of our report dated March 1, 2023, except for Note 19, as to which the date is March 3, 2025, relating to the financial statements of SeaWorld Entertainment, Inc. (now known as “United Parks & Resorts, Inc.”) and subsidiaries, appearing in this Annual Report on Form 10-K of United Parks & Resorts, Inc. for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

Tampa, Florida

August 8, 2025